                             UNITED STATES DISTRICT COURT
                             FOR THE DISTRICT OF COLUMBIA

                                          :
UNITED STATES OF AMERICA                  :
                                          :
              V.                          :
                                          :
CROP GROWERS CORPORATION,                 :
                                          : Criminal No. 96-0181 (GK)
JOHN J. HEMMINGSON,                       :
                                          :
              AND                         :
                                          :
GARY A. BLACK,                            :
                                          :
              Defendants.                 :

________________________________________

                                  MEMORANDUM OPINION


    This matter is before the Court upon Defendants' three Motions to Dismiss and one Motion to Strike.(1) The motions arise out of Independent Counsel Donald Smaltz's criminal prosecution of Defendants for conspiring to make illegal campaign contributions and then concealing those contributions from various federal agencies.


____________________

    (1) The motions are: (1) Motion of Defendants Crop Growers, Hemmingson, and Black to Dismiss the Second Superseding Indictment as Beyond the Independent Counsel's Jurisdiction [89]; (2) Motion of Defendants Crop Growers and Hemmingson to Dismiss the Second Superseding Indictment Based on Inconsistent Theories of Prosecution [92]; (3) Motion of Defendants Crop Growers, Hemmingson, and Black to Dismiss Based on Defects in the Second Superseding Indictment [91]; and (4) Motion of Defendants Crop Growers, Hemmingson, and Black to Strike Surplusage from the Second Superseding Indictment [88].

I.  BACKGROUND(2)

    Defendant Crop Growers Corporation ("Crop Growers") is a holding company for several wholly-owned subsidiary companies, including Crop Growers Insurance, Inc. ("CGI"), Crop Growers Software, Inc. ("CGS"), and Prairie Mountain Insurance, Inc. ("PMI"). Defendants John J. Hemmingson ("Hemmingson") and Gary
A. Black ("Black") were officers of Crop Growers at all relevant times. Hemmingson was an officer and director of CGI and a director of CGS. Black was also a director of Crop Growers, an officer of CGI, an officer and director of CGS, and an officer of PMI. CGI obtains a significant portion of its revenue from the federal Multi-Peril Crop Insurance Program, which the Department of Agriculture regulates.

    All three Defendants are charged in an eighteen-count indictment (the "Indictment"), returned on October 31, 1996.(3) Independent Counsel Donald Smaltz (the "IC") is prosecuting Defendants as part of his investigation of the acceptance of gifts by former Secretary of Agriculture Alphonso Michael ("Mike") Espy ("Secretary Espy" or the "Secretary") from organizations or


___________________


    (2) The facts of this case are somewhat involved and will be developed more fully in the Court's discussion of each challenge to the Indictment. This section summarizes the overall factual background and the counts of the Indictment.

    (3) This is the Second Superseding Indictment. The Original Indictment, returned on May 30, 1996, and the Superseding Indictment, returned on October 1, 1996, were both dismissed without prejudice as subsequent superseding indictments were returned.

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


individuals with business pending before the Department of Agriculture.

    The Indictment charges an elaborate scheme, involving indicted and unindicted co-conspirators, to violate the Federal Election Campaign Act ("FECA") and to conceal that violation in contravention of the campaign finance and securities laws. Essentially, the Indictment charges that Defendants facilitated the making of illegal campaign contributions to Secretary Espy's brother, Henry William Espy, Jr. ("Henry Espy"). These contributions were allegedly hidden by Defendants' falsification of the accounting and business records of Crop Growers and its subsidiaries CGI, CGS, and PMI. Specifically, the Counts of the Indictment charge as follows:

    Count One: A five-object conspiracy, existing from 1993 through 1995, to make and conceal illegal campaign contributions of approximately $46,000 to the Henry Espy for Congress Committee.

    Counts Two and Three: Causing the Henry Espy for Congress Committee to falsely report the identities of campaign contributors to the Federal Election Commission ("FEC") on March 24, 1993, and August 31, 1993. Crop Growers is not a named defendant in these Counts of the Indictment.

    Count Four: Making and keeping false records and accounts comprising the information underlying the financial statements filed by Crop Growers with the Securities and Exchange Commission ("SEC"), from June 23, 1994 through December 31, 1995.

    Count Five: Making and keeping false accounting records, from June 23, 1994 through December 31, 1995. Crop Growers is not a

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named defendant in this Count of the Indictment.

    Counts Six through Fifteen: Failing to disclose material facts in filings with the SEC on ten different dates, from April 11, 1994 through March 31, 1995.

    Count Sixteen: Failing to provide information about the alleged false information comprising the first fifteen Counts of the Indictment in information relied upon by purchasers and potential purchasers of securities when Crop Growers became a publicly traded corporation registered with the SEC.

    Counts Seventeen and Eighteen: Failing to disclose potentially illegal conduct to independent auditors, namely, that management of Crop Growers had been involved in making illegal campaign contributions, on March 25, 1994 and March 28, 1995. Crop Growers is not a named defendant in these Counts of the Indictment.


    Defendant Hemmingson and several other persons not indicted here, including Henry Espy, have been indicted and tried in the Eastern District of Louisiana for crimes arising out of similar and/or interrelated events. UNITED STATES V. ESPY, ET AL., No. CR. 96-198 (E.D. La. Aug. 1996). Secretary Espy is not a defendant in either action.

    Defendants raise several challenges to the substance of the Indictment in their many motions, each of which will now be considered in turn.

II. INDEPENDENT COUNSEL JURISDICTION

    All three Defendants challenge the IC's jurisdiction to bring the charges in the Indictment, and move that all eighteen Counts be

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dismissed under Fed R. Crim. P. 12(b)(1) and (2).

    The IC acts pursuant to the Ethics in Government Act, 28 U.S.C. SECTION 591 ET SEQ.(4) The IC was appointed on September 9, 1994, to investigate the acceptance of gifts by Secretary Espy from organizations or individuals with business pending before the Department of Agriculture. IN RE ESPY, Order Appointing Independent Counsel, Div. No. 94-2 (D.C. Cir. Sept. 9, 1994) ("the Appointment Order"). The Appointment Order provided that:

    The Independent Counsel shall have jurisdiction and authority to investigate other allegations or evidence of violation of any federal criminal law, other than a Class B or C misdemeanor or infraction, by any organization or individual developed during the Independent Counsel's investigation referred to above and connected with or arising out of that investigation . . . [and] to seek indictments and to prosecute any organizations or individuals involved in any of the matters described above, who are reasonably believed to have committed a violation of any federal criminal law arising out of such matters, including organizations or individuals who have engaged in an unlawful conspiracy or who have aided or abetted any federal offense.

ID. at 2. On September 14, 1994, the Department of Justice ("DOJ") referred an additional matter to the IC (the "Supplemental Referral") for investigation, namely, that "Secretary Espy hosted a fundraising dinner, attended by agricultural lobbyists, the purpose of which was to retire the campaign debt of his brother." Notice of Prosecutorial Jurisdiction, UNITED STATES V. CROP GROWERS CORP. ET AL., Criminal No. 96-181 (D.D.C. May 30, 1996). Defendants assert both constitutional and statutory arguments in


__________________________

    (4) The statutory scheme is fully explained in MORRISON V. OLSON, 487 U.S. 654, 659-65 (1988).

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support of their position that the IC has exceeded his jurisdiction in bringing these charges.

     First, Defendants rely on MORRISON V. OLSON, SUPRA, for the proposition that an IC who attempts to perform more than a "single task" has been improperly appointed by the judiciary in violation of the Appointments Clause of the Constitution, Art. II, Section 2, cl. 2. The single task to which the Supreme Court referred in MORRISON was the limited grant of authority in an IC's appointment order and any supplemental referrals. ID. at 672. Because the Court concludes that the conduct at issue here is sufficiently related to the investigatory powers granted the IC in the Appointment Order and Supplemental Referral, SEE INFRA pp. 7-9, it follows that the IC has acted within MORRISON'S single task parameter.

     Second, Defendants contend that they are not "covered persons" under the Act. By its terms, the Act is triggered by the alleged illegal conduct of high ranking executive branch officials. 28 U.S.C. Section 591(a), (b). However, the IC is not limited to investigating only those persons covered by the Act. UNITED STATES V. TUCKER, 78 F.3d 1313, 1321-22 (8th Cir. 1996), CERT. DENIED, 117 S. Ct. 76 (1996). When the IC investigates non-covered persons, he must show that the persons or organizations and matters being investigated are related to the original subject matter of his investigation so that "there is a reasonable causal or logical connection between the two." UNITED STATES V. SECORD, 725 F. Supp. 563, 566 (D.D.C. 1989). ACCORD, UNITED STATES V. SUN-DIAMOND GROWERS OF CA., 941 F. Supp. 1262, 1273 (D.D.C. 1996) [SUN-DIAMOND

I]. Again, given the Court's decision relating to the scope of this Appointment Order and Supplemental Referral, the Court finds that a significant connection exists between gratuities allegedly accepted by Secretary Espy and contributions made to retire his brother's campaign debt because both could conceivably influence the Secretary's opinions and decisions on matters pending before the Department of Agriculture.

     Finally, Defendants argue lack of IC jurisdiction under the Appointment Order and the Supplemental Referral. Preliminarily, the Court notes that two other courts have already rejected these arguments, finding that allegations similar to these -- illegal campaign contributions made to Secretary Espy's brother by companies with business pending before the Department of Agriculture -- fall squarely within the jurisdiction granted to this IC under this Appointment Order. SUN-DIAMOND I, 941 F. Supp. at 1273-74; UNITED STATES V. ESPY, No. Crim. A. 96-198, 1996 WL 586364 (E.D. La. Oct. 9, 1996).

     Defendants assert that neither the original Appointment Order nor the Supplemental Referral provides jurisdiction over the subject matter of the Indictment. Defendants' contention that the only powers granted to the IC are related to the acceptance of gratuities by Secretary Espy is simply without merit. The language of both the Appointment Order and the Supplemental Referral clearly gives the IC the authority to investigate persons and organizations other than Secretary Espy and violations of federal laws other than

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the gratuities statute.(5)

     Defendants also argue that, because the Indictment does not allege any wrongful conduct by Secretary Espy, the conduct it does charge is insufficiently related to the authority granted the IC in the Appointment Order and Supplemental Referral to satisfy the requirements of 28 U.S.C. Section 593(b)(3). To prove relatedness, the IC must show that "there is a reasonable causal or logical connection" between the organizations and the matters being pursued by the IC and the subject matter of the original investigation. SECORD, 726 F. Supp. at 566.

     In SUN-DIAMOND I, the defendants argued that several counts of the indictment did not relate specifically to the subject of gratuities and, thus, at most, should have been referred to the DOJ for prosecution. 941 F. Supp. at 1273. The SUN-DIAMOND I court rejected the argument, pointing out that the indictment alleged that those defendants had made an illegal campaign contribution to Henry Espy, had conspired to conceal the contribution, and had business pending before the Department of Agriculture. ID. The court found that the alleged purpose of the contribution, to gain improper influence with Secretary Espy, was "intertwined with the original core subject matter of the Attorney General's investigation, as well as the subsequent related referral dealing with the allegations that Secretary Espy hosted a fundraising

_______________

     (5) Our Court of Appeals has recognized that the IC's jurisdiction is both "wide in perimeter and fuzzy at the borders." UNITED STATES V. WILSON, 26 F.3d 142, 148 (D.C. Cir. 1994), CERT. DENIED SUB NOM., BRISCOE V. UNITED STATES, 115 S.Ct. 1430 (1995).

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dinner to help retire his brother's campaign debt."  ID. at 1274.

     The logic of the SUN-DIAMOND I analysis is applicable here. The same Appointment Order and Supplemental Referral define the jurisdiction of the IC in this case as they did in SUN-DIAMOND I, and the interpretation of those documents is the same in both cases. The underlying concern of the IC's investigation of Secretary Espy is that the "Secretary may have been influenced improperly to favor or intervene in the gift-givers' cause pending before his or her Department." IN RE ESPY, 80 F.3d 501, 508 (D.C. Cir. 1996). The Appointment Order, by its terms, allows the IC to investigate the acceptance of gratuities by Secretary Espy and to investigate individuals and organizations who may have violated any federal law in connection with the investigation of the Secretary. Clearly, allegations that an organization with business pending before the Department of Agriculture made an illegal campaign contribution to Secretary Espy's brother to curry favor with the Secretary falls within the mandate of that Appointment Order. Further, the Supplemental Referral clearly covers allegations of Hemmingson's attendance at the fundraising dinner hosted by Secretary Espy. Allegations relating to the fundraising dinner are part and parcel of the overarching theory that all these activities were designed to curry favor with the Secretary.

     Defendants attempt to distinguish SUN DIAMOND I on the basis that the SUN DIAMOND I indictment specifically alleged, in other counts, that the defendants had paid gratuities to Secretary Espy himself. However, Defendants' argument is unpersuasive because the


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analysis of the contribution to Henry Espy was not based on the existence of gratuities charges in other counts of the indictment.

     The Court's conclusions are also consistent with UNITED STATES V. ESPY, 1996 WL 586364, which rejected the identical arguments of defendants about the same contribution to Henry Espy's campaign that is at issue in this case. "Hemmingson's representation of an agricultural concern, his attendance at a fundraising dinner, and his alleged signing of a $20,000 check fall within the express purpose of the AG's referral." ID. at * 4.

     Thus, Defendant's Motion to Dismiss the Second Superseding Indictment as Beyond the Independent Counsel's Jurisdiction is DENIED.

III. INCONSISTENT THEORIES OF PROSECUTION

     Defendants Hemmingson and Crop Growers assert that the IC's theory of prosecution in the Eastern District of Louisiana is inconsistent with its theory of prosecution in this District and thus move that Counts One, Four, Five, Eleven through Fifteen, Sixteen, and Eighteen of the Indictment be dismissed under Fed. R. Crim. P. 12(b)(2) and the Due Process Clause of the Constitution. Although few cases address this issue, those that do overwhelmingly favor the position of the IC.

     The Louisiana indictment charges that Defendant Hemmingson and other co-conspirators perpetrated a fraud upon Crop Growers by taking $20,000 from Crop Growers and directing it to Henry Espy's campaign, disguising it as a legal fee. Thus, in Louisiana, the IC charges that Crop Growers was a victim of the alleged criminal


                                       10
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activity. The District of Columbia Indictment charges that Crop Growers itself made illegal campaign contributions to the Henry Espy campaign. Defendants assert that it is completely inconsistent for the IC to assert that the same behavior makes Crop Growers a victim in Louisiana and a perpetrator in the District of Columbia Thus, Defendants argue that the Counts of the Indictment resting on the alleged $20,000 contribution should be dismissed.

     Defendants rely heavily on a concurring opinion in DRAKE V. KEMP, 762 F.2d 1449 (11th Cir. 1985) (EN BANC), CERT. DENIED, 478 U.S. 1020 (1986), where two defendants were tried separately for the same murder. The prosecution presented inconsistent theories about whom the actual murderer was and obtained two death penalty convictions. DRAKE, 762 F.2d at 1478 (Clark, J., concurring). The majority of the EN BANC panel declined to reach Drake's argument that the theories of prosecution were inconsistent and relied instead on other grounds to overturn his conviction. ID. at 1451. Judge Clark, concurring, found that the prosecutor's actions violated notions of fundamental fairness inherent in the Fourteenth Amendment's due process clause. ID. at 1478-79.

     For the following reasons, the Court finds Judge Clark's concurrence of no help to Defendants. First, no other judge joined Judge Clark's opinion and, as noted above, the EN BANC court did not reach the issue.(6) Second, Judge Clark's opinion, which turned


------------------

     (6) The prior panel opinion rejected the defendant's claim. DRAKE V. FRANCIS, 727 F.2d 990, 994 (11th Cir. 1984) ("A review of the record reveals that the state's theories in the two trials were not totally inconsistent.").


                                       11
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largely on factual inconsistencies between the two trials, condemned what he perceived to be false evidence. ID. at 1477, 1479. Third, subsequent case law has narrowly construed Judge Clark's view, applying it only where the prosecutor has used "evidence that he could not have believed." PARKER V. SINGLETARY, 974 F.2d 1562, 1578 (11th Cir. 1992). Finally, a concurring opinion from the Eleventh Circuit does not bind this Court.(7)

     In addition, as a corporation, rather than a natural person, Crop Growers can be both a victim and a participant in crimes arising out of the same facts. It is a basic principle of corporate law that, in a shareholder derivative suit, a corporation plays the role of both plaintiff and defendant. SEE COHEN V. BENEFICIAL INDUS. LOAN CORP., 337 U.S. 541, 547-48 (1949). SEE ALSO WEAVER V. UNITED MINE WORKERS OF AM., 492 F.2d 580, 586 (D.C. Cir. 1973) (recognizing that a union, like a corporation, can reverse its position with respect to derivative litigation) (citing with approval IN RE PENN CENT. SEC. LITIG., 335 F. Supp. 1026 (E.D. Pa. 1971)).

     Judge Clement ruled similarly when Hemmingson raised the same issue in a Motion to Transfer Venue in HENRY ESPY, Crim. Act. 96-198 (E.D. La. Nov. 6,
1996). In that motion, Hemmingson argued that transferring the indictment from Louisiana to the District of

-------------------------

     (7) GREEN V. GEORGIA, 442 U.S. 95 (1979) (PER CURIAM), adds nothing to Defendants' argument. GREEN reversed the state court's exclusion of exculpatory, mitigating evidence, saying that "the hearsay rule may not be applied mechanistically to defeat the ends of justice." ID. at 96-7 (internal quotation omitted). Green is totally inapposite since it related to evidentiary rulings in the punishment phase of a trial.


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Columbia would prevent the government from arguing inconsistent legal theories at the two trials. ID. slip. op. at 12. That court rejected Hemmingson's request, relying in part on theories of corporate law. ID. at 12-13.

     Finally, Defendants cite no authority, and the Court has found none, where a court has dismissed a criminal prosecution based on inconsistent theories of prosecution. For all these reasons, Defendants' Hemmingson and Crop Growers Motion to Dismiss the Second Superseding Indictment Based on Inconsistent Theories of Prosecution is DENIED.

IV. LIABILITY UNDER 18 U.S.C. SECTION 1001

     Counts Six through Fifteen of the Indictment charge Defendants with violations of 18 U.S.C. Section 1001(8) and 18 U.S.C. Section 2.(9) Section 1001 proscribes two different types of conduct: concealment of material facts and false representations. SEE UNITED STATES V.

---------------------

     (8)  18 U.S.C. SECTION 1001 provides:

          Whoever, in any matter within the jurisdiction of any department or agency of the United States knowingly and wilfully falsifies, conceals or covers up by any trick, scheme, or device a material fact, or makes any false, fictitious or fraudulent statements or representations, or makes or uses any false writing or document knowing the same to contain any false, fictitious or fraudulent statement or entry, shall be fined not more than $10,000 or imprisoned not more than five years, or both.

     (9)  18 U.S.C. SECTION 2(b) provides:

          Whoever willfully causes an act to be done which if directly performed by him or another would be an offense against the United States, is punishable as a principal.


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CURRAN, 20 F.3d 560, 566 (3d Cir. 1994); UNITED STATES V. MAYBERRY, 913 F.2d
719, 722 n.7 (9th Cir, 1990); UNITED STATES V. TOBON-BUILES, 706 F.2d 1092, 1096
(11th Cir. 1983); UNITED STATES V. DIOGO, 320 F.2d 898, 902 (2d Cir. 1963). The
Indictment alleges violations of both prohibitions, which will be discussed in turn.

     The Indictment specifically identifies ten different SEC filings from which material facts were allegedly omitted. These material facts are: (a) that Crop Growers violated FECA by making illegal campaign contributions; (b) that a material contingent liability existed for potential criminal and civil fines because of said violations; (c) that Crop Growers' financial statements were misleading; (d) that Crop Growers maintained false books and records; and, (e) that Crop Growers, its subsidiaries, and their key officers faced criminal and civil sanctions under provisions other than FECA and that their ability to operate could be severely affected as a result.

     A. SECTION 1001 CONCEALMENT

     Although our Court of Appeals has not squarely addressed the issue, (10) the majority of Circuits have ruled that a violation of Section 1001 predicated on concealment requires that the defendant must have had a legal duty to disclose the facts at the time of the alleged concealment. CURRAN, 20 F.3d at 566; UNITED STATES V. ZALMAN, 870 F.2d 1047, 1055 (6th Cir. 1989), CERT. DENIED SUB NOM.,

-------------------------

     (10) Our Court of Appeals upheld a Section 1001 concealment conviction where it concluded that a HUD form completed by defendant required him to disclose the business relationship at issue. UNITED STATES V. MUNTAIN, 610 F.2d 964, 972-73 (D.C. Cir. 1979).


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SHARIFINASSAB V. UNITED STATES, 492 U.S. 921 (1989); UNITED STATES V.
NERSESIAN, 824 F.2d 1294, 1312 (2d Cir. 1987), CERT. DENIED, 484 U.S. 958
(1987); UNITED STATES V. MURPHY, 809 F.2d 1427 (9th Cir. 1987); UNITED STATES
V. HERNANDO OSPINA, 798 F.2d 1570, 1578 (11th Cir. 1986); UNITED STATES V. LARSON, 796 F.2d 244, 246 (8th Cir. 1986) UNITED STATES V. ANZALONE, 766 F.2d 676, 683 (1st Cir. 1985); UNITED STATES V. IRWIN, 654 F.2d 671, 678-79 (10th
Cir. 1981), CERT. DENIED, 455 U.S. 1016 (1982). At least one district court in this circuit has stated that "[t]he case law is clear that the deliberate failure to disclose material facts in the face of a specific duty to disclose such information constitutes a violation of the concealment provision of
SECTION 1001." UNITED STATES V. DALE, 782 F. Supp. 615, 626 (D.D.C 1991).

     The rationale of these cases has rested, in large part, on due process considerations. SEE MURPHY, 809 F.2d at 1431 (citations omitted); UNITED STATES
V. BUCEY, 876 F.2d 1297, 1307-08 (7th Cir. 1989), CERT. DENIED, 493 U.S. 1004
(1989) (citation omitted). For example, in MURPHY, the defendant was charged with conspiring to conceal information from and falsify information to the Internal Revenue Service by submitting Currency Transaction Reports ("CTRs") that misidentified the source of funds deposited. 809 F.2d at 1429. The court found that because the CTR form was ambiguous, criminal liability could not be predicated on the failure to fill out the form completely, stating:

     Due process requires that penal statutes define criminal offenses with sufficient clarity that an ordinary person can understand what conduct is prohibited. KOLENDER V. LAWSON, 461 U.S. 352, 357 (1983). [The statute and regulations at issue] do not clearly require depositors to identify the source of their funds. Therefore, the imposition of criminal sanctions on these facts would violate due process. [citation omitted].

MURPHY, 809 F.2d at 1431.

     In MURPHY, where the statute and its implementing regulations were ambiguous as to whether they required disclosure, the Ninth Circuit concluded that imposition of criminal liability would offend due process considerations. A FORTIORI, where a statute or regulation imposes NO duty whatever to disclose information, due process concerns require that criminal liability not be based on omission of such information.

     Turning to the issue of whether Defendants herein had a duty to disclose the five pieces of information that the IC alleges as the basis for liability, the Court must first decide, as a matter of law, whether such duty existed. ZALMAN, 870 F.2d at 1055 (citations omitted); UNITED STATES V. POARCH, 878 F.2d 1355, 1360 (11th Cir. 1989).

     Defendants contend that they had no duty to disclose that Crop Growers violated FECA by making illegal campaign contributions or that they illegally maintained false books and records. In support of their argument, Defendants cite UNITED STATES V. MATTHEWS, 787 F.2d 38 (2d Cir. 1986), for the proposition that there is no duty to disclose uncharged criminal conduct.

     The defendant in MATTHEWS appealed from a criminal conviction for violations of securities laws for failing to disclose on a


                                       16

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proxy statement that he was guilty of conspiracy.(11)  787 F.2d 38, 44.
Matthews allegedly joined the conspiracy in 1978. ID. at 39-40. In 1981, the chair of the board of directors of a corporation asked him to run for election to the board and, to that end, Matthews filed a proxy statement. ID. at 39, 44. At the time of the 1981 proxy filing, Matthews was the subject of a grand jury investigation. ID. at 44. He was indicted on the conspiracy charge in July 26, 1984, and on the securities violation on August 2, 1984. ID. at 43. The government claimed that Matthews violated securities laws and regulations by not disclosing on the proxy statement, filed in 1981, that he was guilty of conspiracy. ID. at 43.

     The key issue in MATTHEWS was whether section 14(a) of the Securities Exchange Act of 1934, 15 U.S.C. Section 78n(a), and SEC Implementing Rule 14a-9, 17 C.F.R. 240.14a-9, required that the defendant "state to all the world that he was guilty of the uncharged crime of conspiracy." ID. at 46. The court looked to the language of the statute and rule in concluding that the defendant had no such duty. ID. at 47-48. In particular, the court pointed to the problems inherent in management evaluation of qualitative disclosures, which were inherently subject to varying interpretation, rather than quantitative disclosures, such as net income, profits, losses, and the due process concerns thereby implicated ID. at 48-50. Therefore, "so long as uncharged

--------------------

     (11) Matthews was acquitted of the conspiracy charges in the same trial. MATTHEWS, 787 F.2d at 39.

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

criminal conduct is not required to be disclosed by any rule lawfully promulgated by the SEC, nondisclosure of such conduct cannot be the basis of a criminal prosecution." ID. at 49.

     The MATTHEWS analysis is persuasive precisely because it is a logical extension of the omission/duty principles outlined above, SEE SUPRA pp. 14-16. Due process concerns dictate the finding that, where there is no fair notice that specific conduct is forbidden, or compelled, that conduct cannot be prosecuted. SEE UNITED STATES V. HARRISS, 347 U.S. 612 (1954).

     Further, the SEC itself has, in conjunction with the proxy statement provisions of the securities law, failed to adopt such a broad disclosure requirement. The provisions of Item 6 of Schedule 14A, which require only disclosure of criminal convictions or pending criminal proceedings, were proposed in 1976, Securities Exchange Act Release No. 5758, 1976-77 Transfer Binder, Fed. Sec. L. Rep. (CCH) PARA 80,783, and adopted in 1978, Securities Exchange Act Release No. 5949, 1978 Transfer Binder, Fed. Sec. L. Rep (CCH) PARA 81,649. The Commission found that information about directors' and officers' involvement in litigation was material to investors. Securities Exchange Act Release No. 5949, SUPRA, at p. 80,618. The Commission considered requiring disclosure of questionable or illegal payments, SEE Securities Exchange Act release No. 13185, 1976-77 Transfer Binder, Fed. Sec. L. Rep (CCH) PARA 80, 897 at 87,382-84, but failed to adopt such a requirement. SEE Securities Exchange Act Release No. 15570, 1979 Transfer Binder, Fed. Sec. L. Rep. (CCH) PARA 81, 959 at 81,392. Thus, the SEC clearly knows how to write specific disclosure requirements into its regulations, and has chosen not to do so for uncharged criminal conduct.

     The IC seems to suggest in its Opposition that, even if the Court finds MATTHEWS to be applicable to Hemmingson and Black, it should not apply to Crop Growers because a corporation has no Constitutional right against self-incrimination. However, Fifth Amendment concerns merely "buttressed" the holding of MATTHEWS. 787 F.2d at 49. That court's overriding concern, as previously noted, was related to according due process protections, which are as applicable to corporate defendants as to individual defendants.

     As the IC points out, there is a line of cases requiring the disclosure of uncharged criminal or improper conduct under the federal securities laws. SEE S.E.C. V. FEHN, 97 F.3d 1276 (9th Cir. 1996); IN RE PAR PHARMACEUTICAL, INC. SEC. LITIG., 733 F. Supp. 668 (S.D.N.Y. 1990); BALLAN V. WILFRED AM. EDUC. CORP., 720 F. Supp. 241 (E.D.N.Y. 1989); GREENFIELD V. PROFESSIONAL CARE, INC., 677 F. Supp. 110 (E.D.N.Y. 1987). Each and every one of those cases, however, recognizes the validity of MATTHEWS in the criminal context. FEHN, 97 F.3d at 1290 n.12; PAR PHARMACEUTICAL, 733 F. Supp. at 675 n.8; BALLAN, 720 F. Supp. at 249; GREENFIELD, 677 F. Supp. at 112-13. In addition, each of those cases was a civil action, not, like MATTHEWS, a criminal action.

     Further, the IC's reliance on ROEDER V. ALPHA INDUS., INC., 814 F.2d 22 (1st Cir. 1987), is misplaced. Although the ROEDER court did find that illegal activities may be material under the securities laws, ID. at 25-26, it concluded that the criminal conduct in that case did not need to be disclosed. While acknowledging the holding in MATTHEWS, the ROEDER court noted that MATTHEWS was a criminal case raising significantly different concerns that the civil complaint involved in ROEDER. Further, in ROEDER, both the corporation and one of its vice-presidents had already pled guilty to a bribery-related crime. ID. at 23, 26. The court went on to note, however, that the materiality of the undisclosed information was not alone sufficient to sustain liability, and that a duty to disclose was required to state any violation of the securities laws. ROEDER, 814 F.2d at 25-
27. The court then held that no such duty existed and dismissed the entire complaint. ID. at 26-28. In short, ROEDER supports the position of Defendants, not that of the IC.

     The issue now before the Court is whether the specific statutes and regulations governing each filing unambiguously required disclosure of uncharged criminal conduct. In support of its position that Defendants had a duty to disclose the information at issue in paragraphs (a) and (d), the IC cites the general disclosure provision of the Securities Exchange Act of 1934. That provision requires that issuers of registered securities file periodic and other reports containing the information prescribed in the SEC's rules. 15 U.S.C.
Section 78m(a). In general, the provisions of SEC Regulation S-K set forth the specific information that must be disclosed. 17 C.F.R. Part 229.

     Under SEC Rule 12b-20, an issuer of securities has a duty to supply "such further information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading." The IC argues that this general duty, in essence, transforms all of the specific rules set forth in Regulation S-K into affirmative duties to disclose. Even assuming that this is true, the Court can still find no basis in the specific regulations for requiring disclosure. Each required disclosure references specific portions of Regulation S-K, set forth at 17 C.F.R. Part 229, which in turn set forth the specific information that must be disclosed.

    Defendants argue that the regulations that govern the disclosures at issue in this case are 17 C.F.R. Sections 229.401 and 229.103. The IC contends that 17 C.F.R. Sections 229.303 and 229.503 are the appropriate regulations. The Court finds that under any of these regulations, the alleged omissions in paragraphs (a) and (d) need not have been disclosed.

    Defendants argue that MATTHEWS is dispositive with respect to 17 C.F.R. Sections 229.401. MATTHEWS examined the language of 17 C.F.R. Section 229.401,(12) which governs disclosures relating to directors and executive officers on Form S-1 and on the proxy statements. SEE Form S-1, Item 11(j) (incorporating the disclosure requirements of 17 C.F.R. Section 229.401). The MATTHEWS courts found that the specific language did not require the defendant to disclose uncharged

____________________

    (12) 17 C.F.R. Section 229.401(f)(2) provides for disclosure of legal proceedings where:

         (2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses).

criminal conduct. The Court's own examination of the language leads it to the same conclusion.

    The regulations governing corporate disclosures are set forth at 17 C.F.R.
Section 229.103.(13) SEE Form S-1, Item 11(c). By its plain language, the regulation requires only the disclosure of proceedings "known to be contemplated by governmental authorities" and does not require the disclosure of uncharged criminal conduct. One court has even held that the receipt of a target letter is insufficient to trigger an obligation to disclose under this section. IN RE BROWNING-FERRIS INDUS., INC. SHAREHOLDER DERIVATIVE LITIG., 830 F. Supp. 361, 369 (S.D. Tex. 1993), AFF'D MEM., 20 F.3d 465 (5th Cir. 1994). The government does not contend that Defendants, at the time of the filings at issue, had any knowledge that the government was contemplating formal criminal proceedings or even an investigation. The Court cannot find that the regulation unambiguously requires disclosure of the conduct alleged in paragraphs (a) and (d).

    The IC relies on two other disclosure provisions, 17 C.F.R.

____________________

(13)  17 C.F.R. Section 229.103 provides:

              Describe briefly any material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which the registrant or any of its subsidiaries is a party or of which any of their property is the subject. Include the name of the court or agency in which the proceedings are pending, the date instituted, the principal parties thereto, a description of the factual basis alleged to underlie the proceeding and the relief sought. Include similar information as to any such proceedings known to be contemplated by governmental authorities.

Section 229.303, incorporated by Item 11(h), which requires that an issuer discuss "any known trend or uncertainty" likely to influence the registrant's liquidity or operational results, and 17 C.F.R. Section 229.503, incorporated in Form S-1 by Item 3, which requires that a registrant provide a discussion of "the principal factors that make the offering speculative or one of high risk."

    The IC's argument involves a lengthy chain of inferences. Crop Growers' Forms S-1 discussed the implications of proposed legislative changes in the Federal Multi-Peril Crop Insurance Program. However, those forms did not discuss the alleged FECA violation, which could have jeopardized Crop Growers' participation in the Program. Thus, the IC argues, the discussion of the risk to the Program from the pending legislation was incomplete. To make the forms complete and not misleading under Rule 12B-20, the IC claims that Defendants would have had to disclose and discuss the alleged violations of FECA. The Court finds this argument both attenuated and untenable.

    The specific forms at issue do not specify that criminal liability can be imposed if the forms are not completed in compliance with law. Further, the terms of the regulations do not set forth required disclosures in precise terms. Qualitative terms such as "risk", "trend", and "uncertainty" do not provide sufficient notice that a particular disclosure is required to allow criminal liability to attach for alleged non-disclosure. ACCORD MATTHEWS, 787 F.2d at 48 (citations omitted). Such terms are, quite simply, too vague and amorphous to give fair notice, required by the Due

Process clause, of what disclosure is required. As to the specific regulations, the Court has found no case law supporting the IC's view that these general disclosure requirements can provide a basis for CRIMINAL liability, and the IC does not cite any case supporting that view. Nor was the Court able to find any federal case which specifically discussed 17 C.F.R. Section 229.503, the risk factors provision, in conjunction with required disclosures. As for the general disclosure of trends under 17 C.F.R. Section 229.303, the Court was also unable to find any case supporting the IC's broad reading of that regulation. Thus, neither regulation, even when read in conjunction with 17 C.F.R. Section 240.12B-20, will support criminal liability for failing to disclose uncharged, uninvestigated criminal conduct.

    The other alleged omissions, namely, that a material contingent liability existed because of the alleged FECA violations, that Crop Growers' financial statements were misleading, and that Crop Growers, its subsidiaries, and their officers faced potential criminal liabilities, also fail to support a Section 1001 concealment charge because Defendants had no duty to disclose that information.

    First, since the Defendants had no duty to disclose uncharged criminal conduct underlying these additional omissions, it logically follows that they had no duty to disclose the additional facts. Second, to the extent that any duty to disclose is predicated on professional standards not codified in any statute or regulation, there can be no criminal liability. As previously stated, the predicate for criminal behavior must be set out with sufficient clarity to put a potential defendant on notice that the conduct is proscribed. Criminal liability cannot be extended to violations of Financial Accounting Standards Board (FASB) standards not codified in criminal statutes and open to varying interpretations. SEE IN RE VERIPHONE SECS. LITIG., 11 F.3d 865, 870 (9th Cir. 1993) (stock exchange rules cannot be imported into body of securities laws).

    For the reasons discussed above, the portions of the Indictment relating to Counts Six through Fifteen, based on a Section 1001 concealment charge and the corresponding claims under 18 U.S.C. Section 2, must be dismissed because Defendants had no duty to disclose the conduct alleged.(14)

    B.   SECTION 1001 FALSE REPRESENTATIONS

    The elements of a false representation prosecution under Section 1001 are that (1) the defendant made a statement; (2) the statement was false, fictitious or fraudulent as far as the defendant knew; (3) the statement was made knowingly or willfully; (4) the statement was within the jurisdiction of a federal agency; and (5) the statement was material. UNITED STATES V. IRWIN, 654 F.2d 671, 675-76 (10th Cir. 1981) (citations omitted). Thus, a

____________________

    (14) Where a defendant with no duty to disclose particular information knowingly and willingly keeps a third party from making a required disclosure, the defendant is liable under 18 U.S.C. Section 2(b), even though he lacks the scienter requisite for a primary violation. SEE CURRAN, 20 F.3d at 567-68; UNITED STATES V. RICHESON, 825 F.2d 17, 20 (4th Cir. 1987). However, because the Court concludes that Crop Growers had no duty to disclose the information at issue, a Section 2(b) claim against Hemmingson or Black cannot be sustained.

false representation charge requires that the defendant made a misrepresentation or used a document that contained a false statement or entry, in other words, that the defendant made some sort of active misrepresentation. UNITED STATES V. LONDON, 550 F.2d 206, 212 (5th Cir. 1977); UNITED STATES V. DIOGO, 320 F.2d 898, 902 (2d Cir. 1963).

    Defendants contend that the Indictment fails because it does not allege the use of affirmatively false documents or writings. The Indictment itself rests only on the alleged omissions discussed in Section IIA, above, and is thus fatally deficient.

    The IC simply misstates the law when it says that no falsehood is required under the false representations prong of Section 1001. DIOGO, 320 F.2d at 902. The IC contends that a Section 1001 prosecution can rest on omissions in statements if those omissions make the statements "misleading in light of the other contents in the document and a duty to disclose." Government's Combined Opposition at 32. A false representations prosecution cannot rest upon the omission of an explanation, which omission only carries with it 'implications of a state of facts which were not . . . true.' To so hold would distort the language of the statute and assimilate the separate offence of concealment into the different one of false representations solely because of a similarity of prohibited objectives.

DIOGO, 320 F.2d at 905 (quoting LUTWACK V. UNITED STATES, 344 U.S. 604, 612
(1953)).  Thus, the IC's argument must fail.

    The IC also relies on UNITED STATES V. MATTOX, 689 F.2d 531, 533 (5th Cir.
1982) (PER CURIAM), and IRWIN, 654 F.2d at 676, for the proposition that silence may be falsity. These cases are unconvincing because they are predicated on a duty to speak. SEE MATTOX, 589 F.2d at 532-33 ("Silence may be falsity when it misleads, particularly if there is a duty to speak."); IRWIN, 654 F.2d at 676 ("If there are facts that SHOULD be reported, leaving a blank belies the certification . . . that the information is 'true and correct.') (emphasis added).(15) Thus, neither MATTOX nor IRWIN is sufficiently on point to provide support for the IC's contentions.

    The Indictment does not assert that there are any affirmatively false statements in the SEC filings. Thus, the Indictment must fail on that basis. Accordingly, the portions of the Indictment relating to alleged false misrepresentations under 18 U.S.C. Section 1001 and 18 U.S.C. Section 2 are dismissed.

V.  LIABILITY UNDER 15 U.S.C. SECTIONS 77q(a) AND 77x

    Defendants argue that Count Sixteen of the Indictment, which alleges securities fraud in violation of 15 U.S.C. Sections 77q(a) and 77x, should be dismissed because there was no duty to disclose the allegedly material facts to the investing public. Although the IC does not specifically address the duty argument as it relates to these statutory provisions, the Court assumes that their duty arguments relating to 18 U.S.C. Section 1001 apply here as well.

    There are no cases in this Circuit that squarely address the issue of silence in a prosecution for violation of Section 17(a) of

____________
    (15) MATTOX and IRWIN also present a different situation because, in both cases, the defendants left blank answers to clear, closed-ended questions. The SEC forms at issue in this case, by comparison, ask open-ended questions and require subjective narrative explanations.

the Securities and Exchange Act of 1934, 15 U.S.C. Section 77q(a).(16) However, the language of that provision closely tracks the language
















________________
    (16) Section 17(a), 15 U.S.C. Section 77q(a), provides in relevant part:

         (a) It shall be unlawful for any person in the offer or sale of any securities by the use of any means or instruments of transportation or communication in interstate commerce or by the use of the mails, directly or indirectly -- . . .

              (2) to obtain money or property by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, or

              (3) to engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser.

of Rule 10b-5,(17) 17 C.F.R. Section 240.10b-5, promulgated pursuant to Section 10(b) of the Securities and Exchange of 1934, 15 U.S.C. Section 78j(b). Although Rule 10b-5 is somewhat broader than Section 17(a) because it refers to "any person" rather than "purchaser", in the context of this case both proscriptions operate in a substantially similar way. SEE S.E.C. V. MAIO, 51 F.3d 623, 631 (7th Cir. 1995) (citing S.E.C. V. INTERNATIONAL LOAN NETWORK, INC., 770 F. Supp. 678, 694 (D.D.C. 1991), AFF'D, 968 F.2d 1304 (D.C. Cir.
1992)); TEAMSTERS LOCAL 282 PENSION TRUST FUND V. ANGELOS, 762 F.2d 522, 531 (7th Cir. 1985); S.E.C. V. LAUER, 864 F. Supp. 784, 793 (N.D. Ill.> 1994),
AFF'D, 52 F.3d 667 (7th Cir. 1995)); KIRSHNER V. GOLDBERG, 506 F. Supp. 454, 458 n.4 (S.D.N.Y. 1981), AFF'D MEM., 742 F.2d 1430 (2d Cir. 1983); BRANHAM V.
MATERIAL SYS. CORP., 354 F. Supp. 1048, 1054 (S.D. Fla. 1973). Thus, the interpretation of Section 17(a) is guided by principles articulated in Rule 10b-5 cases.

__________
    (17) Rule 10b-5, 17 C.F.R. Section 240.10b-5, provides in relevant part:

         (a) It shall be unlawful for any person, directly or indirectly, by the use of any means or instrumentality of interstate commerce, or of the mails or of any facility of any national securities exchange,

              (2) to make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, or

              (3) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person,

    in connection with the purchase or sale of any security.

    The Supreme Court has squarely held that "[w]hen an allegation of fraud is based upon nondisclosure, there can be no fraud absent a duty to speak." CHIARELLA V. UNITED STATES, 445 U.S. 222, 235 (1980). Thus, whether Defendants can be held criminally liable for failing to disclose certain information in their submissions to the SEC turns on whether they had a duty to do so. Although the cases interpreting CHIARELLA have arisen in the context of insider trading with non-public information, the logic of the cases is equally applicable to the case at bar. According to our Court of Appeals, a duty to disclose attaches "only when a party has legal obligations other than a mere duty to comply with the general antifraud proscriptions in the federal securities laws." DIRKS V. S.E.C., 681 F.2d 824, 837 (D.C. Cir. 1982), REV'D ON OTHER GROUNDS, 463 U.S. 646 (1983).

    Reading these holdings against the backdrop of due process concerns outlined in Part IV A of this opinion, the Court concludes that Defendants had no duty to disclose the allegedly material facts listed in the Indictment. Thus, Count Sixteen of the Indictment must be dismissed.

VI.  MULTIPLICITY OF COUNTS SIX THROUGH FIFTEEN

    Defendants next argue that Counts Six through Fifteen are multiplicitous because the same alleged omissions form the basis of each Count. Therefore, they move that the Counts be dismissed pursuant to Fed. R. Crim. P. 12(b)(2).

    In general, the law protects a defendant against multiplicitous indictments to avoid multiple sentences for what is, in essence, a single offense, and because such indictments might be unduly suggestive to a jury. 1 Charles A. Wright, FEDERAL PRACTICE AND PROCEDURE; CRIMINAL 2D Section 142 (1982). SEE UNITED STATES V. DUCAN, 850 F.2d 1104, 1108
n.4 (6th Cir. 1988). Defendants rely on UNITED STATES V. CLARRIDGE, 811 F. Supp. 697 (D.D.C. 1992) to support their contention that only separate and distinct false statements can provide a basis for separate counts under 18 U.S.C. Section 1001.

    In CLARRIDGE, a CIA officer was indicted on five counts of perjury in violation of 18 U.S.C. Section 1621 and two counts of making false statements under 18 U.S.C. Section 1001. The Section 1001 charges arose from testimony elicited before various Congressional committees and in depositions regarding Colonel Oliver North's involvement in the shipment of military equipment to Iran. 811 F. Supp. at 699. The court held that the BLOCKBURGER(18) "same elements" test for determining whether subsequent prosecutions for the same conduct are barred by the Double Jeopardy clause applied, with some modifications, to the defendant's multiplicity claim. ID. at 702. The test articulated by that court was:

    each count must set forth a separate lie or false statement, and in cases where the facts present a close question of whether separate lies exist, it is relevant to inquire into the degree to which the second statement impaired the body before which it was made.

ID. at 703.

    Defendants contend that CLARRIDGE dictates a finding that Counts Six through Fifteen are multiplicitous because the IC

--------------------
    (18)  BLOCKBURGER V. UNITED STATES, 284 U.S. 299 (1932).

alleges that the same lies make up the bases for each Count. However, Defendants cite no cases where this test has been adopted in the context of a false or fraudulent writing. Moreover, the majority of courts applying the BLOCKBURGER test in the false writings context have held that each and every false document submitted to the government can be charged as a separate violation of Section 1001. SEE UNITED STATES V. GUZMAN, 781 F.2d 428, 432-33 (5th Cir. 1986) (PER CURIAM), CERT. DENIED, 475 U.S. 1143 (1986); UNITED STATES V. BENNETT, 702 F.2d 833 (9th Cir. 1983).

    The language of Section 1001 itself leads the Court to the conclusion that Congress intended to make each use of a false writing or statement a separate offense. The statute imposes liability for "any false writing or document." 18 U.S.C. Section 1001. The use of the singular form of the words "writing" and "document" implies that each document or writing filed is actionable. ACCORD, UNITED STATES V. BETTENHAUSEN, 499 F.2d 1223, 1234 (9th Cir. 1974) (allowing multiple charges for each document in a group of documents filed at the same time).

    This finding is not inconsistent with CLARRIDGE. In CLARRIDGE, the defendant made false statements in response to questioning by government officials, raising concerns that the government could increase the number of charges against a defendant by repeatedly asking him the same question. 811 F. Supp. at 702-03. The same coercive concerns are not implicated here. The government was not eliciting false statements from Defendants. Rather, Defendants affirmatively submitted documents on their own initiative to obtain government approval to engage in economic activity they believed would ultimately be profitable.

    For the reasons stated above, Defendants' Motion to Dismiss Counts Six through Fifteen because of multiplicity is DENIED.

VII. VENUE

    Defendants contend that Counts Four, Five, Seventeen, and Eighteen should be dismissed because venue for those crimes does not lie in the District of Columbia.

    The Court must first address the IC's contention that venue may only be decided by the jury. The IC argues that, so long as conduct is alleged in the District of Columbia, the Indictment is sufficient and the IC bears the burden of proving venue by a preponderance of the evidence at trial. Government's Combined Opposition at 39-40.

    Venue is an affirmative defense, S.E.C. V. ERNST & YOUNG, 775 F. Supp. 411, 412 (D.D.C. 1991), which ordinarily is submitted to the jury. UNITED STATES V. LAM KWONG-WAH, 924 F.2d 298, 300 (D.C. Cir. 1991). Venue may be proper in more than one district, ID. (citation omitted), but must be proper for each count of the indictment. UNITED STATES V. BEECH-NUT NUTRITION CORP., 871 F.2d 1181, 1188 (2d Cir. 1989), CERT. DENIED, 493 U.S. 933 (1989). In this case, because no one disagrees about where the books, records and financial records were compiled and made (Montana and Texas) or where they were filed (the District of Columbia), it is perfectly appropriate for this Court to decide the issue of whether venue is proper. SEE UNITED STATES V. ANDERSON, 328 U.S. 699 (1946)

(determination of venue on basis of defendant's demurrer).

    The Constitution and the Federal Rules of Criminal Procedure guarantee that a defendant will be tried in the state and district where the charged offense was allegedly committed. U.S. Const. Art. III, Section 2, cl. 3; U.S. Const. Amend. VI; Fed. R. Crim. P. 18; JONES V. GASCH, 404 F.2d 1231, 1234 (D.C. Cir.
1967), CERT. DENIED, 390 U.S. 1029 (1968). Venue is determined by the locus of the offense and the locus is to be "determined from the nature of the crime alleged and the location of the act or acts constituting it." ANDERSON, 328 U.S. at 703 (citations omitted). It is important to remember that

    [q]uestions of venue in criminal cases . . . are not merely matters of formal legal procedure. They raise deep issues of public policy in the light of which legislation must be construed. If an enactment of Congress equally permits the underlying spirit of the constitutional concern for trial in the vicinage to be respected rather than to be disrespected, construction should go in the direction of constitutional policy even though not commanded by it.

UNITED STATES V. JOHNSON, 323 U.S. 273, 276 (1944).

    To determine where a crime was committed, a court must "examine 'the key verbs in the statute defining the criminal offense' to find the scope of the relevant conduct." UNITED STATES V. GEORGACARAKOS, 988 F.2d 1289, 1293 (1st Cir.
1993) (quoting UNITED STATES V. TEDESCO, 635 F.2d 902, 905 (1st Cir. 1980), CERT. DENIED, 452 U.S. 962 (1981)). SEE ALSO UNITED STATES V. MENDEL, 746 F.2d 155, 164 (2d Cir. 1984) (citations omitted). To decide if venue is proper for each of the challenged Counts, the court must examine the statute under which each Count is brought.

     Count Four of the Indictment charges Defendants with violating 15 U.S.C. Sections 78m(b)(2)(A) by keeping false books and records. Section 78m(b)(2)(A) provides that issuers of public securities must "make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the issuer." The key language of the statute is that which defines the violation as the making and keeping of books and records. Neither Crop Growers nor its subsidiary companies (whose books and records are implicated in the Indictment) is located in or has an office in the District of Columbia. There is no allegation that any of the false entries were made in the District of Columbia. Indeed, the government concedes that the books and records were created and maintained in Montana. It is unclear, then, how venue could lie in the District of Columbia when it had no connection to the actual making or keeping of the entries at the offices of Crop Growers and its subsidiaries.

    Count Five charges Defendants with violating 15 U.S.C. Section 78m(b)(5) by falsifying accounting records. Section 78m(b)(5) provides that "[n]o person shall . . . knowingly falsify any book, record, or account described in [Section 78m(b)(2)]." The key language of the statute defines the violation as the falsification of books and records. There is again no allegation that the falsification occurred in the District of Columbia. The government has presented no evidence demonstrating that a company with no office in Washington could have falsified records in this District.

    In sum, examining "the key verbs" of 15 U.S.C. Sections 78m(b)(2)(A) and 78m(b)(5) compels the conclusion that violations of these statutory provisions are committed at the time the records are made or kept, not when transmitted to the SEC.

    Counts Seventeen and Eighteen charge Hemmingson and Black with violations of 17 C.F.R. Section 240.13b2-2 for making false statements and failing to disclose material facts to auditors. That regulation prohibits a director or officer of an issuer, in conjunction with the preparation of reports and documents required under the securities laws, from "[m]aki[ing] or caus[ing] to be made a materially false or misleading statement, or [o]mitting to state . . . any material fact necessary in order to make statements made" not misleading in context. 17 C.F.R. Section 240.13b2-2. The language on which this violation is predicated is the making of the statement or the omitting to state a material fact necessary to avoid misleading the public. Under the plain language of the statute, the locus of the crime is the district where the statement was made or omitted. There is no allegation in the Indictment that Hemmingson or Black ever spoke with auditors in the District of Columbia, either in person or by telephone, or in any other way communicated with auditors in Washington.

    The IC attempts to predicate venue for Counts Four and Five on the fact that the books, records, and accounting records at issue were financial statements filed with the SEC in the District of Columbia. The IC justifies venue for Counts Seventeen and Eighteen by stating that Defendants made the statements "with the knowledge that [they] would be incorporated in written reports submitted to the SEC in the District of Columbia." Essentially, the IC attempts to turn these four Counts into false filing counts because venue for filing a false statement may lie either where the statement was prepared or where it was filed. SEE MENDEL, SUPRA, 746 F.2d at 165 (citation omitted) (rejecting defendant's argument that venue for false statements was proper only where the statements were filed, rather than prepared).

    That argument is unavailing. The cases holding that venue for false filing can lie in the district where the statement was prepared or where it was filed are limited to prosecutions under 18 U.S.C. Section 1001. SEE ID.; UNITED STATES V. BILZERIAN, 926 F.2d 1285, 1300-01 (2d Cir. 1991), CERT. DENIED, 502
U.S. 813 (1991); UNITED STATES V. STEPHENSON, 895 F.2d 867, 875 (2d Cir. 1990).
The Defendants are not being charged, in these four Counts, with violating 18 U.S.C. Section 1001. Significantly, the particular provisions under which Defendants are charged do not require filing of the records for the crime to be completed. The IC cites no case law standing for the proposition that a court can graft a filing component onto a statute that does not require filing for the crime to be completed.

    The charging statutes in Counts Four, Five, Seventeen and Eighteen present the mirror image of those charged in TRAVIS V. UNITED STATES, 364 U.S. 631
(1961). In TRAVIS, the defendant was charged with making and filing false non-Communist affidavits in violation of a now-repealed section of the National Labor Relations

Act. The provision in question read that "[n]o investigation shall be made ... unless there is on file with the Board an affidavit ...
[by an officer saying] that he is not a member of the Communist Party." ID. at 632-33. The affidavits at issue were prepared in Colorado, but filed in the District of Columbia. ID. at 635. The Supreme Court parsed the statute, concluding that the language of the statute -- "unless there is on file with the Board" -- showed that there was no offense until the filing was completed. Thus, venue could lie only in the District of Columbia, where the false affidavits were filed, and not in Colorado, where the false affidavits were prepared. ID.

    In this case, the statutes are drafted in precisely the opposite way. The statutes prohibit "mak[ing]," "keep[ing]," and "falsify[ing]" of records. That makes the "locus delicti" of the crime charged the place where the actual entries were made. ID. SEE ALSO ANDERSON, 328 U.S. at 703; UNITED STATES V. WALDEN, 464 F.2d 1015, 1018 (4th Cir. 1972), CERT. DENIED SUB NOM., UNITED STATES V. ARD, 409 U.S. 867 (1972).

    The IC makes an additional attempt to base venue for Counts Four and Five on the fact that Crop Growers books and records, by way of their SEC filings, are "kept" at the SEC in the District of Columbia: This argument must be rejected. First, such a basis would allow third parties to significantly increase the criminal exposure of defendants merely by maintaining records in another

District.(19) This simply could not have been Congress' intent when it passed the securities laws. Second, if such a tortured reading of the statute was accepted, it would actually be the SEC who "kept" Crop Growers' records in Washington. Clearly, such an absurd result could not reflect Congressional intent. For all of these reasons, Defendants' Motion to Dismiss Counts Four, Five, Seventeen and Eighteen is GRANTED because venue for the crimes alleged does not lie in this District.

VIII.    FEC'S STATUS UNDER 18 U.S.C. SECTION 1001

    Defendant's contend that Counts Two and Three, involving reports filed with the FEC, should be dismissed pursuant to Fed. R. Crim. P. 12(b)(2) because the FEC was not an agency of the executive branch during the relevant period, as required by 18 U.S.C. Section 1001.

    Section 1001 applies only to executive branch agencies or departments. HUBBARD V. UNITED STATES, 115 S. Ct. 1754, 1758, 1765 (1995); UNITED STATES V. DEAN, 55 F.3d 640, 658-59 (D.C. Cir. 1995), CERT. DENIED, 116 S. Ct. 1288
(1996). One court in this District has already held, in a well-reasoned and persuasive opinion, that the FEC is an agency under Section 1001. UNITED STATES
V. ROSTENKOWSKI, 1996 WL 342110 at *5 (D.D.C. Mar. 12, 1996) (unpublished). Other courts have merely upheld Section 1001 convictions for false statements to the FEC, although without


--------------------
    (19) For example, a common practice for businesses operating in downtown Washington is to open a storage facility or satellite office in suburban Maryland or Virginia where real estate is less expensive.

squarely addressing the issue. UNITED STATES V. OAKAR, 924 F. Supp. 232, 239 (D.D.C. 1996); UNITED STATES V. HOPKINS, 916 F.2d 207, 214-15 (5th Cir. 1990).

    In finding that the FEC was an agency under Section 1001, the ROSTENKOWSKI court applied F.E.C. V. NRA POLITICAL VICTORY FUND, 6 F.3d 821 (D.C. Cir. 1993), CERT. DISMISSED, 115 S. Ct. 537 (1994), where our Court of Appeals held that Congressional involvement with the FEC violated the constitutional separation of powers doctrine because the FEC's powers were executive in nature.
ROSTENKOWSKI, 1996 WL 342110 at *5. It further relied on the definition of "agency" found in 18 U.S.C. Section 6, BUCKLEY V. VALEO, 424 U.S. 1 (1975), and NRA, SUPRA, to find that the FEC was a sufficiently independent commission to make it an "agency" under Section 1001. Defendants have provided no compelling reasons why this logic should be rejected in this case.(20) Thus, Defendants' Motion to Dismiss Counts Two and Three because Section 1001 does not prohibit false statements to the FEC is DENIED.

IX. LITERAL TRUTH OF STATEMENTS FILED WITH THE FEC

    Defendants contend that Counts Two and Three, involving reports filed with the FEC, should be dismissed pursuant to Fed. R.


----------------------
    (20) Defendants contend that the alleged FECA violations occurred in 1993, prior to the D.C. Circuit's decision in NRA, and, thus, during the relevant time frame, the FEC was not sufficiently independent enough to be a constitutionally valid agency. However, the basis for the NRA decision was that Congressional involvement was improper because the FEC was an executive agency exercising executive power. NRA, 6 F.3d at 826. Further, after the NRA decision, the FEC reconstituted itself and re-affirmed all its previous actions. SEE F.E.C. V. LEGI-TECH, INC., 75 F.3d 704, 706 (D.C. Cir. 1996).

Crim. P. 12(b)(2) because the statements filed with the FEC were literally true. According to Defendants, because the reports correctly identified the persons who wrote the contribution checks, the FEC statements were correct on their face.
    Falsity is an essential element of a case brought under Section 1001.
UNITED STATES V. GAHAGAN, 881 F.2d 1380, 1382 (6th Cir. 1989) (cited with approval in UNITED STATES V. MILTON, 8 F.3d 39, 45 n.7 (D.C. Cir. 1993), CERT. DENIED, 115 S. Ct. 299 (1994)). Defendants cite several cases where criminal convictions have been reversed because, as a matter of law, the allegedly false statements could not have been false. SEE UNITED STATES V. HIXON, 987 F.2d 1261 (6th Cir. 1993); GAHAGAN, SUPRA, 881 F.2d 1380. However, those cases provide no support for the contention that the statements at issue in this case were literally true when made. That is a question for the jury to resolve. SEE UNITED STATES V. HOPKINS, 916 F.2d 207 (6th Cir. 1990). Thus, Defendants' Motion to Dismiss Counts Two and Three because the statements made to the FEC were true is DENIED.

X.  APPLICATION OF 15 U.S.C. SECTION 78m TO CROP GROWERS

    Defendants contend that 15 U.S.C. Section 78m applies only to public corporations and therefore cannot provide a basis for liability for acts or omissions occurring prior to Crop Growers' registration as a public company with the SEC. They further contend that financial statements are books and records under the statute. Pursuant to Fed. R. Crim. P. 7(d), they move to strike any references to entries allegedly made before June 23, 1994, when Crop Growers became a public company, and all references to financial statements in Counts One, Four, and Five. Preliminarily, the Court notes that, although styled as a Motion to Strike, Defendants' Motion with respect to Counts Four and Five is actually a motion to dismiss.
    Count Four of the Indictment charges that Defendants violated Section 13(b)(2)(A) of the Securities and Exchange Act of 1934, 15 U.S.C. Section 78m(b)(2)(A), (21) by failing to make and keep accurate books, records and accounts. Count Five of the Indictment charges that Hemmingson and Black falsified Crop Growers books and records in violation of 15 U.S.C. Section 78m(b)(5)(22) and 17 C.F.R. Section 240.13b2-1.(23) The allegations and charges in both Counts arise from entries made in Crop Growers' books from approximately June 23, 1994 through December 31, 1995.


__________________

    (21) 15 U.S.C. Section 78m(b)(2)(A) provides:

            Every issuer which has a class of securities registered pursuant to [the securities laws] and every issuer which is required to file reports pursuant to [those laws] shall make and keep books, records, and accounts, which in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the issuer.

    (22) 15 U.S.C. Section 78m(b)(5) provides:

            No person shall knowingly circumvent or knowingly fail to implement a system of internal controls or knowingly falsify any book, record, or account described in [15 U.S.C.
            Section 78m(b)(2)].

    (23) 17 C.F.R. Section 240.13b2-1 provides that "[n]o person shall... falsify or cause to be falsified, any book, record or account subject to [15 U.S.C. S 78m(b)(2)(A)."

    A.   ENTRIES PRIOR TO REGISTRATION AS A PUBLIC COMPANY

    Defendants argue that no duty arose under Section 78m(b)(2)(A), Section 78m(b)(5), or 17 C.F.R. S 240.13b-2 until June 23, 1994, the date on which Crop Growers was actually registered as a public company.
    Defendants rely largely on the plain text of the statute and the legislative history of the statutory amendments. The 94th Congress modified the Securities and Exchange Act of 1934 to include the accurate books and records provisions currently embodied in 15 U.S.C. Section 78m(b). SEE Act of June 4, 1975, Pub. L. 94-29, 89 Stat. 199. In passing the 1975 amendments, Congress sought to address the problems associated with American companies doing business overseas. SEE Corrupt Overseas Payments by U.S. Business Enterprises, S. Rep. No. 94-1031 (1976). The Congressional reports suggest that only public corporations would have a duty to conform to the standards set forth in the statute. SEE S. Rep. No. 94-1031 at 6 (Section 78m(b)(2)(A) would create stricter requirements for publicly held companies).
    The IC argues that the duty to keep accurate books and records must be deemed to arise two or three years before an actual registration because the audited financial statements which a company must file with the SEC as part of the registration process are based on the previous two and three years' financial data. SEE 17 C.F.R. Sections 210.3-01 (consolidated balance sheets for the two most recent fiscal years) and 210.3-02 (consolidated statements of income and changes in financial position for the three most recent fiscal years). Therefore, the IC argues, a finding that a violation of Section 78m(b)(2)(A) requires a corporation to be public at the time of its acts would vitiate the protections of the securities laws by allowing companies seeking to become public to willfully keep inaccurate records and then base their registration statements on those inaccurate records.
    By its terms, Section 78m(b)(2)(A) applies only to companies registered pursuant to the securities law, or public companies. However, the IC points to definitive regulations issued by the SEC governing the conduct at issue. The SEC's interpretation is entitled to deference under CHEVRON so long as it is reasonable.(24) The Court concludes that the FEC's interpretation is eminently reasonable, since Congress could not have intended that companies seeking public status from the SEC base their registration statements on inaccurate financial data.
    For the reasons discussed above, Defendants' Motion to Strike all references in Counts Four and Five alleging falsification of Crop Growers' books and records before June 23, 1994, when Crop


___________________

    (24) The Supreme Court's landmark decision in CHEVRON, USA, INC. V. NATURAL RESOURCES DEFENSE COUNCIL, 467 U.S. 837 (1984) governs questions of statutory construction. Under CHEVRON, where the plain language of the statute does not indicate that Congress has spoken to the precise question at issue, the agency's interpretation should be upheld so long as it is a "permissible construction of the statute." ID. at 842-43. A court "need not conclude that the agency construction was the only one it permissibly could have adopted to uphold the construction, or even the reading the court would have reached if the question originally had arisen in a judicial proceeding." ID. at 843 n.11.

Growers became a public company, is DENIED.(25)

    B.   STATUS OF FINANCIAL STATEMENTS UNDER 15 U.S.C. SECTION
         13(b)(2)(A) AND 13(b)(5)

    Defendants contend that Section 13(b)(2)(A) clearly differentiates "books and records" from "financial statements" and, as a matter of law, financial statements cannot be books and records.
    In deciding whether to grant Defendants' Motion to Strike, several key principles need to be kept in mind. First, motions to strike are rarely granted, UNITED STATES V. GUERRERIO, 670 F. Supp. 1215, 1225 (S.D.N.Y. 1987). Second, for such a motion to be granted, Defendants must show that the challenged allegations are both irrelevant and prejudicial. ID.; UNITED STATES
V. POINDEXTER, 725 F. Supp. 13, 35 (D.D.C. 1989).
    According to Defendants, the statute covers only books and records and not the allegedly false financial statements. The statute requires that "books, records, and accounts" be accurately kept so that financial statements can be prepared. 15 U.S.C. Section 78m(b)(2)(B)(ii). To support their argument that the difference between "books and records" and "financial statements" is clear and well-defined, Defendants cite language in S.E.C V. WORLD-WIDE COIN INVESTMENTS, LTD., 567 F. Supp. 724, 748 (N.D. Ga. 1983)

______________________

    (25) Defendants' alternative argument that, even if the securities laws imposed a duty on Crop Growers prior to it's becoming a public company, Crop Growers adopted other company's books rather than making and keeping its own is similarly untenable. Congress could not have intended that holding companies file information based on the financial records of their subsidiaries without imposing upon them some duty to insure the accuracy of such records.

("transactions should be properly reflected on books and records in such a manner as to permit the preparation of financial statements in conformity with [generally accepted accounting principles] and other criteria applicable to such statements"), and in the legislative history of the provision, Securities and Exchange Commission, 94th Cong., 2d Sess., Report of the Securities and Exchange Commission on Questionable and Illegal Corporate Payments and Practices 58-59 (Comm. Print 1976) (purpose of Section 78m(b)(2)(A) is, INTER ALIA, "to permit the preparation of financial statements in conformity with generally accepted accounting principles").

    In response, the IC points to language undercutting this clear separation contained in the American Institute of Certified Public Accountant's STATEMENT ON ACCOUNTING STANDARDS NO. 62, Professional Std. at 5 (April 1994) (a financial statement is "[a] presentation of financial data, including accompanying notes, derived from accounting records and intended to communicate an entity's economic resources or obligations at a point in time").

    No case law squarely addresses this issue. However, a common sense reading of the statute suggests that financial statements and records are not sufficiently distinct to warrant differential treatment. When Congress has provided no definition for a particular term, the ordinary meaning associated with that term applies. INTERNATIONAL BHD. OF ELEC. WORKERS, LOCAL UNION NO. 474, AFL-CIO V. N.L.R.B., 814 F.2d 697, 710 (D.C. Cir. 1987). The Court
concludes that financial statements are books and records under the securities laws.

    Finally, given the non-inflammatory nature of the language relating to financial statements in Counts One, Four, and Five, Defendants can demonstrate no prejudice from its inclusion. Defendants' Motion to Strike references to financial statements in Counts One, Four, and Five of the Indictment is DENIED.

XI.  POST-ELECTION CONTRIBUTIONS

    Defendants argue that post-election contributions to a losing candidate do not violate FECA and that, therefore, all references to FECA violations must be stricken from the Indictment pursuant to Fed. R. Crim. P. 7(b).

    Again, it must be remembered that motions to strike are rarely granted, GUERRERIO, 670 F. Supp. at 1225, and that Defendants must show that the challenged allegations are both irrelevant and prejudicial. ID.; POINDEXTER, 725 F. Supp. at 35.

    FECA's prohibitions apply only to those contributions made "for the purpose of influencing any election for Federal office." 2 U.S.C. Section 431(8)(A). Defendants contend that a post-election contribution to a losing candidate, when there is no allegation that the candidate plans to run again, cannot influence an election and, thus, is outside the ambit of FECA. While there is logical appeal to this argument, it must be rejected.

    There is already existing case law holding that such contributions do violate FECA. SEE UNITED STATES V. SUN-DIAMOND GROWERS OF CA., SUPRA, 941 F. Supp. 1277 [SUN DIAMOND II]; F.E.C. V. TED HALEY CONGRESSIONAL COMM., 852 F.2d 1111 (9th Cir. 1988); F.E.C. V. LANCE, 617 F.2d 365 (5th Cir. 1980), CERT.
DENIED, 453

U.S. 917 (1981). Defendants contend that all these cases are distinguishable because they applied the deferential CHEVRON administrative review standard to the FEC's interpretation of a FECA regulation which it has since repealed. That regulation provided that "[c]ontributions made to retire debts resulting from elections held after December 31, 1974 are subject to the limitations of [these regulations]." 11 C.F.R. 110.1(g). Since that regulation was repealed, effective November 9, 1995, 60 Fed. Reg. 56,506 (Nov. 9, 1995), Defendants argue that any previous decisions granting it deference no longer provide support for subjecting post-election contributions to the limits of FECA. This contention must be rejected for two reasons.(26)

    First, the decisions cited above rested not only on the regulation, but on FEC Advisory Opinions holding that post-election contributions are subject to FECA. Those opinions are also entitled to deference under CHEVRON and still exist as precedent explaining the FEC's interpretation of the statute.

    Second, and more importantly, an examination of the repeal of Section 110.1(g) itself does not provide support for such a broad reading. On June 15, 1995, the FEC proposed the repeal of three provisions of its rules that it believed had become obsolete. 60 Fed. Reg. 56, 506 (Nov. 9, 1995). Congress received no adverse comments in response to the FEC's June 15, 1995 proposal, which
______________

    (26) Both Defendants and the IC argue that the enactment and repeal of the various regulations reflects some intent by Congress to change the meaning of the statute. For many reasons, the Court is unwilling to accord any significance to Congressional action or inaction in this context.

then became effective November 9, 1995. ID. One provision repealed was 11 C.F.R. 110.1(g) which, according to the announcement in the Federal Register, "exempted certain contributions made to retire debts from elections held prior to January 1, 1975, from the" contribution limits. 60 Fed. Reg. 56,506 (Nov. 9,
1995). Although Section 110.1(g) stated that debts resulting from elections held after December 31, 1974 were subject to the limits of the campaign finance laws, it is clear from the FEC's summary of action that the intent of the repeal was to eliminate provisions of the regulations that had become obsolete.(27)
The language of the repeal evidences an awareness that pre-1975 elections and contributions were no longer an issue because ALL federal elections had now become fully covered by FECA. SEE ID. Read in context of the overall legislative scheme, the repeal does not have the significance that Defendants attach to it, namely that the Commission no longer considers post-election contributions to be subject to FECA.

    Two significant policy concerns buttress the Court's holding. First, exempting post-election contributions from FECA's provisions
_______________

    (27)  The announcement read, in part:

              On June 15, 1995 (60 Fed. Reg. 31,381), the Commission published the text of revised regulations repealing three obsolete provisions of the Commission's rules. The repealed provisions addressed contributions to retire pre-1975 debts; certain 1976 payroll deductions for separate segregated funds; and an alternative reporting option for candidates in presidential elections held prior to January 1, 1981.

60 Fed. Reg. 56,506.

would provide an opportunity for the exception to swallow the rule, as the Fifth Circuit has persuasively explained. SEE LANCE, SUPRA, 617 F.2d at 372 n.4 (exempting post-election contributions "would permit candidates to evade FECA's restrictions by running their campaigns at a deficit and then collecting contributions after the election"). Second, the Court can see no rational basis for basing FECA's applicability on the success or failure of a candidate. Even if such a distinction were tenable, there is no way of knowing whether a losing candidate will bide her time, seek federal office at a more propitious point and, therefore, be subject to the improper influence FECA seeks to avoid. Defendants' suggestion that there be an exception for losing candidates who again seek office provides a host of enforcement problems. The Court is not willing to create a complicated regime of exceptions within exceptions that may require monitoring long after completion of a particular election.

    Defendants further contest FECA's Constitutionality. These challenges must be rejected, as they have been in other cases. SEE SUN-DIAMOND II, 941 F. Supp. at 1281. The logic of that well-reasoned opinion governs here.

    Further, Defendant's argument that FECA is so vague as to violate due process is entirely without merit. At the time of the alleged contribution, 11 C.F.R. Section 110.1(g) was already in place and the FEC had rendered a number of advisory opinions holding that post-election contributions, even to losing candidates, violated the statute. SEE, E.G., Advisory Opinion 1983-2, 1 Fed. Election

Camp. Fin. Guide (CCH) PARA 5709 (Feb. 24, 1983); Advisory Opinion 1981-16, 1 Fed. Election Camp. Fin Guide (CCH) PARA 5604 (Apr. 15, 1981). Thus, contrary to their suggestion, Defendants were on notice that this type of conduct was unlawful and prohibited. SEE CONNALLY V. GENERAL CONSTR. CO., 269 U.S. 385, 391
(1926).

    The Court holds that post-election contributions to an unsuccessful candidate fall within the ambit of FECA. Thus, Defendants' Motion to Strike references to FECA from the Indictment is DENIED.

XII. LEGAL CONCLUSIONS

    Defendants also contend that the Indictment contains many prejudicial legal assertions in Counts One, Four, Five, and Six through Fifteen, which should be stricken pursuant to Fed. R. Crim. P. 7(b). Defendants argue that the IC is invading the province of the court by including language from the law under which Defendants are charged. The Court finds this contention to be without merit.

    Moreover, the cases cited by Defendants for the proposition that an indictment containing legal conclusions interferes with the court's function are inapposite. Each case cited turned on the trial judge's admission of opinion testimony as to the ultimate issues to be determined by the litigation. SEE UNITED STATES V. SCOP, 846 F.2d 135, 140 (2d Cir. 1988) (citation omitted) (perjury convictions based on improper opinion testimony); MARX & CO. V. DINERS' CLUB, INC., 550 F.2d 505, 510-12 (2d Cir. 1977) (expert witness cannot testify to ultimate issue of illegality of transaction), CERT. DENIED, 434 U.S. 861
(1977); UNITED STATES V.

ZIPKIN, 628 F.2d 284, 387 (6th Cir. 1984) (witness improperly allowed to testify as to legal conclusion); UNITED STATES V. PHILLIPS, 478 F.2d 743 (5th Cir. 1973) (conclusory testimony improperly admitted).

    Defendants' concerns that the jury will have a copy of the Indictment and may use it to decide Defendants' guilt or innocence are also unconvincing. This Court will instruct the jury at the proper time as to the applicable substantive law. In both opening and closing instructions, this Court instructs the jury that it may draw no inferences of guilt from the filing of an indictment and that an indictment is merely a statement of charges. The instructions will thoroughly explain the role of the jury and what law governs the various charges brought by the IC. The Court will instruct the jury that the only law to be applied is that which is set forth in its final instructions. Finally, a copy of those instructions will accompany the jury into the jury room for reference during deliberations.

    For all the forgoing reasons, Defendants' Motion to Strike legal conclusions from the Indictment is DENIED.

XIII.  CONCLUSION

    Defendants' Motion to Dismiss the Second Superseding Indictment as Beyond the Independent Counsel's Jurisdiction [89] is DENIED. Defendants' Motion to Dismiss the Second Superseding Indictment Based on Inconsistent Theories of Prosecution [92] is DENIED. Defendants' Motion to Dismiss Based on Defects in the Second Superseding Indictment [91] is GRANTED IN PART AND DENIED IN

PART. Specifically, Counts Six through Fifteen of the Second Superseding Indictment are dismissed in their entirety because Defendants had no duty to disclose uncharged criminal conduct under the concealment prong of Section 1001 and because the Indictment does not adequately allege the use of an affirmatively false writing under the false statement prong of Section 1001. Count Sixteen of the Indictment is dismissed because Defendants had no duty to disclose the alleged omissions to the investing public. Counts Four, Five, Seventeen and Eighteen of the Indictment are dismissed because venue does not lie in the District of Columbia for the crimes charged. All other arguments raised by Defendants in their Motion to Dismiss Based on Defects in the Second Superseding Indictment are rejected. Defendants Motion to Strike Surplusage from the Second Superseding Indictment [88] is DENIED.

    An Order will issue with this Opinion.

Jan. 3, 1997                           /s/ Gladys Kessler
--------------------                   --------------------
Date                                   GLADYS KESSLER
                                       United States District Judge

COPIES TO:

Donald Smaltz
Joseph Savage
Jacob S. Frenkel
Office of Independent Counsel
103 Oronoco Street, Suite 200
Alexandria, VA 22314

Barry William Levine
Mark Packman
Dickstein Shapiro Morin & Oshinsky, LLP
2101 L Street, NW
Washington, DC 20037

William J. Mauzy, Esq.
2885 Norwest Center
Minneapolis, MN 55403

Theodore V. Wells, Jr., Esq.
Lowenstein Sandler Kohl Fisher & Boylan
65 Livingston Avenue
Roseland, NJ 07068-1791